Exhibit 5.2

Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite #1600 Los Angeles, California 90067 310.228.3700 main 310.228.3701 fax www.sheppardmullin.com

June 17, 2025

VIA ELECTRONIC MAIL
Willamette Valley Vineyards Inc.
8800 Enchanted Way S E
Turner, OR 97392

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Willamette Valley Vineyards Inc., a Oregon corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as amended, the “Registration Statement”), filed by the Company on June 17, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of up to $20,000,000 in aggregate offering proceeds, of the following securities of the Company (collectively, the “Securities”):

●	shares of common stock, no par value per share, of the Company (the “Common Stock”);

●	shares of preferred stock, no par value per share, of the Company, in one or more series or classes (the “Preferred Stock”);

●	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to a senior debt indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (a “Trustee”) and the Company, in the form filed as Exhibit 4.7 to the Registration Statement (the “Senior Debt Indenture Indenture”);

●	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a subordinated debt indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between a Trustee and the Company, in the form filed as Exhibit 4.8 to the Registration Statement (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”)

●	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

●	rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”) which may be issued under a rights agreements and/or a rights certificates (each, a “Rights Certificate”), to be dated on or about the date of the first issuance of the applicable Rights thereunder; and

●	units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; (vi) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (vii) that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative articles of incorporation, as amended (the “Articles of Incorporation”), and amended and restated bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; (viii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable; (x) that New York law will be chosen to govern the Indentures, the Warrant Agreements, the Rights Certificates and the Unit Agreements and that such choice is a valid and legal provision; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Articles of Incorporation or the Articles of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights.

We have also assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission). We have also assumed with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We have also assumed with respect to the Rights offered under the Registration Statement, that (a) such Rights will be issued pursuant to a Rights Certificate, (b) the Rights Certificate will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Rights will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We have also assumed with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

Notwithstanding anything to the contrary, our opinion as to the Debt Securities, Warrants, Rights and Units constituting valid and legally binding obligations of the Company, is given solely with respect to the laws of the State of New York. We express no opinion as to any provision of the Debt Securities, Warrants, Rights or Units that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities, Warrants, Rights or Units or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements, Rights Certificates or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.       With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.       With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.       With respect to the Rights issued under a Rights Certificate and offered under the Registration Statement, provided that (i) the Rights Certificate has been duly authorized by the Company by all necessary corporate action; (ii) the Rights Certificate has been duly executed and delivered by the Company as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; and (iv) the Rights have been duly executed and delivered by the Company and delivered against the requisite payment therefor, which the Company has received, and assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Rights, when issued and sold in accordance with the Rights Certificate and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.       With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus, and any Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton, LLP
Sheppard, Mullin, Richter & Hampton, LLP